Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-1 (File Nos. 333-284736 and 333-279154), Forms S-3 (File Nos. 333-266722, 333-289679, 333-291977, 333-293312), and Form S-8 (File No. 333- 259052) of our report dated March 31, 2026, with respect to the consolidated financial statements of AVAX One Technology Ltd. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Costa Mesa, CA

March 31, 2026